Exhibit 99.1
FOR IMMEDIATE RELEASE

Investor and Analyst Contact:	Media Contact:
Jeffrey S. Beyersdorfer	Gary Hanson
(915) 534-1400	(915) 534-1400
WESTERN REFINING REPORTS FIRST QUARTER 2010 FINANCIAL RESULTS
EL PASO, Texas — May 6, 2010 — Western Refining, Inc. (NYSE:WNR) today reported a net loss of $30.7 million, or $0.35 per diluted share, for the first quarter ended March 31, 2010, versus the first quarter 2009 reported net earnings of $58.9 million, or $0.86 per diluted share. Excluding special items, net income was $51.7 million, or $0.76 per diluted share, for the first quarter in 2009. A reconciliation of net income (loss) to net income (loss) excluding special items, for all periods shown, is included in the accompanying financial tables.
The year-over-year decline in net income was primarily due to lower refined product margins driven by weakness in finished product prices relative to crude and feedstock costs. A major turnaround at the El Paso refinery and planned maintenance at the Gallup refinery also impacted net income for the quarter.
In 2009, Western announced that it would consolidate the operations of its two Four Corners refineries into the Gallup refinery resulting in a $25 million annual reduction in operating expenses. The Company also identified approximately $25 million in additional cost reduction initiatives. Through the first quarter of 2010, Western is ahead of schedule in realizing its 2010 cost reduction goal of $50 million and continues to pursue additional savings opportunities.
Jeff Stevens, Western’s President and CEO, commented on the quarter, “We saw improvement in refining margins throughout the quarter, especially when compared to the extremely low margin environment of last October and November. During the quarter, we also continued to see a positive impact on earnings from our cost savings initiatives.”
Stevens continued, “We are pleased to have successfully completed the planned 19 day turnaround at our El Paso refinery and a 10 day catalyst regeneration at our Gallup refinery, both of which have resulted in improvements to our refining operations. Both facilities are operating at increased rates and yields as a result of this maintenance.”
Commenting on current market conditions, Stevens said, “Based on what we are seeing in our business, the overall economy seems to be strengthening. Also, we have seen an increase in sales of diesel fuel to our industrial and commercial customers based on improvements in their businesses. As we enter the driving season, we are cautiously optimistic in our outlook for demand and margins for refined products. Additionally, with our continued focus on operational efficiencies, we believe we are well-positioned for improved results.”
Conference Call Information
A conference call is scheduled for May 6, 2010, at 10:00 a.m. ET to discuss Western’s financial results. The call can be accessed at Western’s website, www.wnr.com. The call can also be heard by dialing (866) 566-8590, passcode: 67445836. The audio replay will be available through May 13, 2010, by dialing (800) 642-1687, passcode: 67445836.

A copy of this press release, together with the reconciliations of certain non-GAAP financial measures contained herein, can be accessed on the investor relations menu on Western’s website, www.wnr.com.
About Western Refining
Western Refining, Inc. is an independent refining and marketing company headquartered in El Paso, Texas. Western operates refineries in El Paso, Gallup, New Mexico and Yorktown, Virginia. Western’s asset portfolio also includes refined products terminals in Albuquerque and Bloomfield, New Mexico and Flagstaff, Arizona, asphalt terminals in Phoenix and Tucson, Arizona, Albuquerque, and El Paso, retail service stations and convenience stores in Arizona, Colorado, and New Mexico, a fleet of crude oil and finished product truck transports, and wholesale petroleum products operations in Arizona, California, Colorado, Nevada, New Mexico, Texas, and Utah. More information about the Company is available at www.wnr.com.
Cautionary Statement on Forward-Looking Statements
This press release contains forward-looking statements. The forward-looking statements contained herein include statements about our expected cost savings, operational improvements at our refineries, our view of the strength of the economy, including increased rates and yields, and the outlook for demand and margins for refined products during the upcoming driving season. These statements are subject to the general risks inherent in our business. Our expectations may or may not be realized. Some of our expectations may be based upon assumptions or judgments that prove to be incorrect. In addition, Western’s business and operations involve numerous risks and uncertainties, many of which are beyond Western’s control, which could materially affect Western’s financial condition, results of operations and cash flows. Additional information relating to the uncertainties affecting Western’s business is contained in its filings with the Securities and Exchange Commission. The forward-looking statements are only as of the date made, and Western does not undertake any obligation to (and expressly disclaims any obligation to) update any forward looking statements to reflect events or circumstances after the date such statements were made, or to reflect the occurrence of unanticipated events.

Consolidated Financial Data
     The following tables set forth our summary of historical financial and operating data for the periods indicated below:

	Three Months Ended March 31,
	2010	2009
	(In thousands, except per share data)
Statement of Operations Data:
Net sales (1)	$1,915,395	$1,368,198
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (1)	1,765,461	1,047,831
Direct operating expenses (exclusive of depreciation and amortization) (1)	106,980	133,538
Selling, general and administrative expenses	16,501	35,018
Maintenance turnaround expense	23,286	104
Depreciation and amortization	34,282	34,240

Total operating costs and expenses	1,946,510	1,250,731

Operating income (loss)	(31,115)	117,467
Other income (expense):
Interest income	30	143
Interest expense	(36,774)	(27,055)
Amortization of loan fees	(2,414)	(1,554)
Other income (expense), net	(294)	922

Income (loss) before income taxes	(70,567)	89,923
Provision for income taxes	39,878	(30,995)

Net income (loss)	$(30,689)	$58,928

Basic earnings per share	$(0.35)	$0.86
Diluted earnings per share	$(0.35)	$0.86
Dividends declared per common share	$—	$—
Weighted average basic shares outstanding	88,006	67,817
Weighted average dilutive shares outstanding	88,006	67,817
Cash Flow Data:
Net cash provided by (used in):
Operating activities	$(147,572)	$96,840
Investing activities	(18,738)	(38,665)
Financing activities	116,750	(63,773)
Other Data:
Adjusted EBITDA (2)	$26,189	$141,921
Capital expenditures	18,843	38,665
Balance Sheet Data (at end of period):
Cash and cash equivalents	$25,330	$74,229
Working capital	249,361	335,666
Total assets	2,857,325	3,099,651
Total debt	1,237,308	1,277,250
Stockholders’ equity	658,385	870,713

(1)	Excludes $675.0 million and $388.2 million of intercompany sales; $673.7 million and $386.5 million of intercompany cost of products sold; and $1.3 million and $1.7 million of intercompany direct operating expenses for the three months ended March 31, 2010 and 2009, respectively.

(2)	Adjusted EBITDA represents earnings before interest expense, income tax expense, amortization of loan fees, depreciation, amortization, maintenance turnaround expense, and lower of cost or market, or LCM, inventory reserve adjustment. However, Adjusted EBITDA is not a recognized measurement under GAAP. Our management believes that the presentation of Adjusted EBITDA is useful to investors because it is frequently used by securities analysts, investors, and other interested parties in the evaluation of companies in our industry. In addition, our management believes that Adjusted EBITDA is useful in evaluating our operating performance compared to that of other companies in our industry because the calculation of Adjusted EBITDA generally eliminates the effects of financings, income taxes, and the accounting effects of significant turnaround activities (which many of our competitors capitalize and thereby exclude from their measures of EBITDA) and acquisitions, items that may vary for different companies for reasons unrelated to overall operating performance.
Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
•	Adjusted EBITDA does not reflect our cash expenditures or future requirements for significant turnaround activities, capital expenditures, or contractual commitments;

•	Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our debt;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs; and

•	our calculation of Adjusted EBITDA may differ from the Adjusted EBITDA calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered a measure of discretionary cash available to us to invest in the growth of our business. We compensate for these limitations by relying primarily on our GAAP results and using Adjusted EBITDA only supplementally. The following table reconciles net income (loss) to Adjusted EBITDA for the periods presented:

	Three Months Ended March 31,
	2010		2009
	(In thousands, except per share data)
Net income (loss)	$	(30,689)	$58,928
Interest expense		36,774	27,055
Provision for income taxes		(39,878)	30,995
Amortization of loan fees		2,414	1,554
Depreciation and amortization		34,282	34,240
Maintenance turnaround expense		23,286	104
Net change in LCM reserve		—	(10,955)

Adjusted EBITDA		$26,189	$141,921

Refining Segment
     The following table presents the segment financial data for our refining group, including other revenues and expenses not specific to a particular refinery:

	Three Months Ended March 31,
	2010		2009
	(In thousands, except per barrel data)
Statement of Operations Data:
Net sales (including intersegment sales)		$1,917,958	$1,292,668
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization) (1)		1,807,155	1,013,325
Direct operating expenses (exclusive of depreciation and amortization)		82,103	105,402
Selling, general and administrative expenses		3,081	10,595
Maintenance turnaround expense		23,286	104
Depreciation and amortization		29,276	29,242

Total operating costs and expenses		1,944,901	1,158,668

Operating income (loss)	$	(26,943)	$134,000

Key Operating Statistics:
Total sales volume (bpd) (2)		249,623	260,452
Total refinery production (bpd)		192,502	228,164
Total refinery throughput (bpd) (3)		192,974	229,453
Per barrel of throughput:
Refinery gross margin (1) (4)		$6.38	$13.53
Gross profit (4)		4.69	12.11
Direct operating expenses (5)		4.73	5.10

     The following tables set forth our summary refining throughput and production data for the periods presented below:
All Refineries

	Three Months Ended March 31,
	2010	2009
Refinery product yields (bpd)
Gasoline	101,548	118,797
Diesel and jet fuel	73,061	85,548
Residuum	4,024	6,351
Other	8,167	10,357

Liquid products	186,800	221,053
By-products (coke)	5,702	7,111

Total	192,502	228,164

Refinery throughput (bpd)
Sweet crude oil	126,234	128,809
Sour or heavy crude oil	50,325	72,775
Other feedstocks/blendstocks	16,415	27,869

Total	192,974	229,453

El Paso Refinery

	Three Months Ended March 31,
	2010	2009
Key Operating Statistics:
Refinery product yields (bpd)
Gasoline	57,732	69,621
Diesel and jet fuel	44,624	51,960
Residuum	4,024	6,351
Other	2,801	3,550

Total refinery production (bpd)	109,181	131,482

Refinery throughput (bpd)
Sweet crude oil	94,210	104,307
Sour crude oil	9,628	16,854
Other feedstocks/blendstocks	6,783	12,560

Total refinery throughput (bpd)	110,621	133,721

Total sales volume (bpd) (2)	147,171	145,127
Per barrel of throughput:
Refinery gross margin (4)	$6.91	$13.57
Direct operating expenses (5)	3.77	3.83

Yorktown Refinery

	Three Months Ended March 31,
	2010	2009
Key Operating Statistics:
Refinery product yields (bpd)
Gasoline	29,359	33,279
Diesel and jet fuel	23,187	26,129
Other	4,544	5,809

Liquid products	57,090	65,217
By-products (coke)	5,702	7,111

Total refinery production (bpd)	62,792	72,328

Refinery throughput (bpd)
Sweet crude oil	12,817	27
Heavy crude oil	40,697	55,921
Other feedstocks/blendstocks	7,773	14,545

Total refinery throughput (bpd)	61,287	70,493

Total sales volume (bpd) (2)	70,391	80,498
Per barrel of throughput:
Refinery gross margin (1) (4)	$2.80	$11.87
Direct operating expenses (5)	4.54	5.20
Four Corners Refineries

	Three Months Ended March 31,
	2010 (6)	2009 (6)
Key Operating Statistics:
Refinery product yields (bpd)
Gasoline	14,457	15,897
Diesel and jet fuel	5,250	7,459
Other	822	998

Total refinery production (bpd)	20,529	24,354

Refinery throughput (bpd)
Sweet crude oil	19,207	24,475
Other feedstocks/blendstocks	1,859	764

Total refinery throughput (bpd)	21,066	25,239

Total sales volume (bpd) (2)	32,061	34,827
Per barrel of throughput:
Refinery gross margin (4)	$15.27	$18.37
Direct operating expenses (5)	7.54	10.01

(1)	Cost of products sold for the three months ended March 31, 2009 included a non-cash $11.0 million LCM recovery adjustment related to valuing of our Yorktown inventories to net realizable market values. This non-cash adjustment resulted in a corresponding increase of $0.53 in combined refinery gross margin and $1.73 in Yorktown refinery gross margin for the three months ended March 31, 2009.

(2)	Includes sales of refined products sourced from our refinery production as well as refined products purchased from third parties.

(3)	Total refinery throughput includes crude oil, other feedstocks, and blendstocks.

(4)	Refinery gross margin is a per barrel measurement calculated by dividing the difference between net sales and cost of products sold by our refineries’ total throughput volumes for the respective periods presented. Economic hedging gains and losses included in the combined refining segment gross margin are not allocated to the individual refineries. Cost of products sold does not include any depreciation or amortization. Refinery gross margin is a non-GAAP performance measure that we believe is important to investors in evaluating our refinery performance as a general indication of the amount above our cost of products that we are able to sell refined products. Each of the components used in this calculation (net sales and cost of products sold) can be reconciled directly to our statement of operations. Our calculation of refinery gross margin may differ from similar calculations of other companies in our industry, thereby limiting its usefulness as a comparative measure.
         The following table reconciles gross profit to refinery gross margin for the periods presented:

	Three Months Ended March 31,
	2010	2009
	(In thousands, except per barrel data)
Net sales (including intersegment sales)	$1,917,958	$1,292,668
Cost of products sold (exclusive of depreciation and amortization)	1,807,155	1,013,325
Depreciation and amortization	29,276	29,242

Gross profit	81,527	250,101
Plus depreciation and amortization	29,276	29,242

Refinery gross margin	$110,803	$279,343

Refinery gross margin per refinery throughput barrel	$6.38	$13.53

Gross profit per refinery throughput barrel	$4.69	$12.11

(5)	Refinery direct operating expenses per throughput barrel is calculated by dividing direct operating expenses by total throughput volumes for the respective periods presented. Direct operating expenses do not include any depreciation or amortization.

(6)	In late November 2009, we consolidated refining operations in the Four Corners region to produce refined products at the Gallup refinery only, and have indefinitely suspended refining operations at our Bloomfield refinery.

Retail Segment

	Three Months Ended March 31,
	2010	2009
	(In thousands, except per gallon data)
Statement of Operations Data:
Net sales (including intersegment sales)	$158,580	$132,676
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	138,147	111,322
Direct operating expenses (exclusive of depreciation and amortization)	16,166	15,799
Selling, general and administrative expenses	702	1,467
Depreciation and amortization	2,406	2,273

Total operating costs and expenses	157,421	130,861

Operating income	$1,159	$1,815

Operating Data:
Fuel gallons sold (in thousands)	46,364	49,303
Fuel margin per gallon (1)	$0.15	$0.16
Merchandise sales	$42,751	$43,938
Merchandise margin (2)	27.9%	28.0%
Operating retail outlets at period end	150	152

	Three Months Ended March 31,
	2010	2009
	(In thousands, except per gallon data)
Net sales:
Fuel sales	$127,297	$97,659
Excise taxes included in fuel revenues	(17,481)	(15,167)
Merchandise sales	42,751	43,938
Other sales	6,013	6,246

Net sales	$158,580	$132,676

Cost of products sold:
Fuel cost of products sold	120,141	89,978
Excise taxes included in fuel cost of products sold	(17,481)	(15,167)
Merchandise cost of products sold	30,837	31,655
Other cost of products sold	4,650	4,856

Cost of products sold	$138,147	$111,322

Fuel margin per gallon (1)	$0.15	$0.16

(1)	Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales and cost of fuel sales for our retail segment by the number of gallons sold.

(2)	Merchandise margin is a measurement calculated by dividing the difference between merchandise sales and merchandise cost of products sold by merchandise sales. Merchandise margin is a measure frequently used in the convenience store industry to measure operating results related to merchandise sales.
Wholesale Segment

	Three Months Ended March 31,
	2010	2009
	(In thousands, except per gallon data)
Statement of Operations Data:
Net sales (including intersegment sales)	$513,838	$331,011
Operating costs and expenses:
Cost of products sold (exclusive of depreciation and amortization)	493,890	309,670
Direct operating expenses (exclusive of depreciation and amortization)	9,961	14,008
Selling, general and administrative expenses	1,939	4,758
Depreciation and amortization	1,385	1,414

Total operating costs and expenses	507,175	329,850

Operating income	$6,663	$1,161

Operating Data:
Fuel gallons sold (in thousands)	217,739	199,100
Fuel margin per gallon (1)	$0.07	$0.07
Lubricant sales	$23,392	$31,787
Lubricant margins (2)	8.4%	8.9%

	Three Months Ended March 31,
	2010	2009
	(In thousands, except per gallon data)
Net sales:
Fuel sales	$540,591	$349,211
Excise taxes included in fuel sales	(57,407)	(56,714)
Lubricant sales	23,392	31,787
Other sales	7,262	6,727

Net sales	$513,838	$331,011

Cost of products sold:
Fuel cost of products sold	$526,236	$334,923
Excise taxes included in fuel sales	(57,407)	(56,714)
Lubricant cost of products sold	21,430	28,973
Other cost of products sold	3,631	2,488

Cost of products sold	$493,890	$309,670

Fuel margin per gallon (1)	$0.07	$0.07

(1)	Fuel margin per gallon is a measurement calculated by dividing the difference between fuel sales and cost of fuel sales for our wholesale segment by the number of gallons sold.

(2)	Lubricant margin is a measurement calculated by dividing the difference between lubricant sales and lubricant cost of products sold by lubricant sales. Lubricant margin is a measure frequently used in the petroleum products wholesale industry to measure operating results related to lubricant sales.
Reconciliation of Special Items
     We present below certain additional financial measures that are non-GAAP measures within the meaning of Regulation G under the Securities Exchange Act of 1934.
     We present these non-GAAP measures to provide investors with additional information to analyze our performance from period to period. We believe it is useful for investors to understand our financial performance excluding these special items so that investors can see the operating trends underlying our business. Investors should not consider these non-GAAP measures in isolation from, or as a substitute for, the financial information that we report in accordance with GAAP. These non-GAAP measures reflect subjective determinations by management, and may differ from similarly titled non-GAAP measures presented by other companies.

	Three Months Ended March 31,
	2010		2009
	(In thousands, except per share data)
Diluted earnings (loss) per share		$(0.35)	$0.86

Net income (loss)	$	(30,689)	$58,928
Non-cash LCM inventory adjustment (1)		—	(7,179)

Net income (loss) excluding special items	$	(30,689)	$51,749

Diluted earnings (loss) per share excluding special items	$	(0.35)	$0.76

(1)	During the fourth quarter of 2008, we recorded an adjustment to reduce the carrying value of our inventories to the lower of cost or market, which resulted in a pre-tax increase of cost of products sold of $61.0 million. During the first quarter of 2009, reversing adjustments to value our inventories at the lower of cost or market were recorded, which resulted in a pre-tax decrease in cost of products sold of $11.0 million ($7.2 million after tax). This charge and reversal are included in the refining segment’s operating income, but are excluded from the operating results presented here in order to make that information comparable between periods.